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Exhibit 10.39

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3

TO THE DISTRIBUTION & INVENTORY MANAGEMENT

SERVICES AGREEMENT

THIS AMENDMENT NO. 3, dated as of December 1st, 2008 (the "Amendment"), by and between McKesson Corporation, a Delaware corporation with its principal place of business located at One Post Street, San Francisco, CA 94104-5296 ("McKesson"), and Prometheus Laboratories Inc. ("Prometheus"), amends the Distribution & Inventory Management Services Agreement, dated as of May 1st, 2004 and amended on December 10, 2004 and on November 6th, 2007 by and between McKesson and Prometheus, as follows (unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Agreement):

1.    Article 3.1 shall be stricken in its entirety and replaced with the following

Term and Termination. This Agreement shall remain in full force and effect until December 31st, 2010. Thereafter, this Agreement will automatically renew for subsequent one year periods ("Renewal Term") unless terminated by either party as set forth below. This Agreement may be terminated by either party upon a material breach of the Agreement by the other party so long as the terminating party has provided the other party with forty-five (45) days prior written notice of its intent to terminate and such material breach has not been cured during such forty-five (45) day period.

Non Renewal. Either party may notify the other party of non-renewal of the Agreement upon advance written notice given not less than one hundred twenty (120) days prior to the beginning of any Renewal Term.

2.    Exhibit C shall be stricken in its entirely and replaced with the following:

Exhibit C

[***]. Prometheus shall pay such fees no later than thirty (30) days after the end of each calendar quarter. All such fees will be paid to McKesson in the form of a credit memo or check as determined by Prometheus. For purposes of this Agreement a "calendar quarter" shall mean the following consecutive three calendar month periods: January 1—March 31, April 1—June 30, July 1—September 30 and October 1—December 31. McKesson shall not be entitled to any fees or payments whatsoever except for those expressly set forth in this Agreement.

[***].

Example:

[****]

All other Terms and Conditions of the Agreement, except as specifically amended herein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

Prometheus Laboratories Inc.		McKesson Corporation
By:	/s/ JOSEPH M. LIMBER	By:	/s/ MARK MILLER
Date:	December 15, 2008	Date:	December 11, 2008
Name:	Joseph M. Limber	Name:	Mark Miller
Title:	President and Chief Executive Officer	Title:	VP of Investment Purchasing

***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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  Exhibit 10.39
AMENDMENT NO. 3 TO THE DISTRIBUTION & INVENTORY MANAGEMENT SERVICES AGREEMENT
Exhibit C